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                                                                      Exhibit 11


                            CALCULATION OF EARNINGS
                           PER SHARE OF COMMON STOCK
                           (In thousands of shares)


                                                     Thirteen Weeks Ended
                                                --------------------------------
                                                 April 4,            March 29,
                                                   1999                 1998
                                                 --------           -----------
Number of shares of
Class A and Class B
common stock outstanding
at beginning of
period                                            10,093               10,089

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of restricted
stock awards                                           5                    3

Repurchase of Class B
common stock (weighted)                               --                   (8)
                                                  ------               ------

Shares used in the
computation of basic
earnings per common share                         10,098               10,084

Adjustment to reflect
dilution from common stock
equivalents                                           45                   47
                                                  ------               ------

                                                  10,143               10,131
                                                  ------               ------

Net income available for
common shares                                   $ 44,715             $207,396
                                                 -------              -------

Basic earnings per common
share                                           $   4.43             $  20.57
                                                 -------              -------

Diluted earnings per
common share                                    $   4.41             $  20.47
                                                 -------              -------